EXHIBIT 99.1

AutoZone 4th Quarter Same Store Sales Increase 2.2%; 4th Quarter EPS Decreases 1.6% to $15.02; 4th Quarter Adjusted EPS Increases 21.4% to $18.54; Annual Sales Surpass $11 Billion

MEMPHIS, Tenn., Sept. 18, 2018 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE: AZO) today reported net sales of $3.6 billion for its fourth quarter (16 weeks) ended August 25, 2018, an increase of 1.3% from the fourth quarter of fiscal 2017 (16 weeks).  Domestic same store sales, or sales for stores open at least one year, increased 2.2% for the quarter.

Net income for the quarter decreased 7.7% over the same period last year to $400.3 million, while diluted earnings per share decreased 1.6% to $15.02 per share from $15.27 per share in the year-ago quarter.  As previously disclosed, during the quarter we terminated our qualified and non-qualified pension plans that had been frozen since fiscal 2003.  Adjusted for the charges related to the termination of the pension plans of $93.7 million, net of tax benefit, adjusted net income for the quarter increased 13.8% over the same period last year to $494.0 million, while adjusted diluted earnings per share increased 21.4% to $18.54 per share from $15.27 per share in the year-ago quarter.  Net income and diluted earnings per share benefitted from a lower effective income tax rate, primarily due to the recent tax reform.  Adjusted operating profit, which excludes the charges related to the termination of the pension plans of $130.3 million, increased 2.0% to $721.5 million.

For the quarter, gross profit, as a percentage of sales, was 53.6% (versus 52.8% the same period last year).  The increase in gross margin was attributable to the impact of the sale of two business units completed during the year (+72 bps) and higher merchandise margins, partially offset by higher supply chain costs.  Operating expenses, as a percentage of sales, were 37.0% (versus 32.6% the same period last year).  The increase was primarily due to the charges related to the termination of the pension plans of $130.3 million (-366 bps) and domestic store payroll.

For the fiscal year ended August 25, 2018, sales were $11.2 billion, an increase of 3.1% from the prior year, while domestic same store sales were up 1.8% for the year. Gross profit, as a percentage of sales, was 53.2% (versus 52.7% the same period last year). Operating expenses, as a percentage of sales, were 37.1% (versus 33.6% the same period last year) primarily due to the second quarter impairment charges of $193.2 million, or 1.7% of sales and the fourth quarter charges related to the termination of the pension plans of $130.3 million, or 1.2% of sales, which on a combined basis negatively impacted earnings per share by $8.76.  For fiscal 2018, net income increased 4.4% to $1.338 billion and diluted earnings per share for the year increased 10.7% to $48.77 from $44.07.  Net income and diluted earnings per share benefitted from a lower effective income tax rate, primarily due to the recent tax reform.  Return on invested capital finished the year at 32.1%, while full year cash flow before share repurchases and changes in debt was $1.596 billion.

Under its share repurchase program, AutoZone repurchased 974 thousand shares of its common stock for $665 million during the fourth quarter, at an average price of $683 per share.  For the fiscal year, the Company repurchased 2.4 million shares of its common stock for a record $1.592 billion, at an average price of $664 per share.  At year end, the Company had $232 million remaining under its current share repurchase authorization.

The Company’s inventory increased 1.6% over the same period last year, driven by new stores and increased product placement, partially offset by the impact of the sale of two business units.

Inventory per location at the end of the year was $636 thousand versus $644 thousand last year and $658 thousand last quarter.  Net inventory, defined as merchandise inventories less accounts payable, on a per location basis, was a negative $75 thousand at the end of the year versus negative $48 thousand last year and last quarter.

“I would like to thank our entire organization for their efforts that delivered solid financial results again in fiscal 2018. Our culture of exceptional customer service continues to guide us every day and is our driving force. We were pleased to deliver positive same store sales for both our Retail and Commercial businesses. We expected our sales, particularly in the Rust Belt, to increase this summer and, for the most part, that materialized.  Additionally, our Commercial sales performance accelerated nicely in the quarter growing 8.8%.  While these were positive developments, we believe we have further opportunities to improve our operations and results.  As we are investing to grow, we will remain committed to our disciplined approach to increasing operating earnings and utilizing our capital effectively,” said Bill Rhodes, Chairman, President and Chief Executive Officer.

During the quarter ended August 25, 2018, AutoZone opened 78 new stores and relocated four stores in the U.S., opened 28 new stores in Mexico and four in Brazil.  As of August 25, 2018, the Company had 5,618 stores in 50 states in the U.S., the District of Columbia and Puerto Rico, 564 stores in Mexico and 20 stores in Brazil for a total count of 6,202.

AutoZone is the leading retailer and a leading distributor of automotive replacement parts and accessories in the United States. Each AutoZone store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories and non-automotive products. Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, service stations and public sector accounts. AutoZone also sells the ALLDATA brand diagnostic and repair software through www.alldata.com. Additionally, we sell automotive hard parts, maintenance items, accessories and non-automotive products through www.autozone.com and our commercial customers can make purchases through www.autozonepro.com. AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a conference call this morning, Tuesday, September 18, 2018, beginning at 10:00 a.m. (EDT) to discuss its fourth quarter results.  Investors may listen to the conference call live and review supporting slides on the AutoZone corporate website, www.autozoneinc.com by clicking “Investor Relations,” “Conference Calls.”  The call will also be available by dialing (210) 839-8923.  A replay of the call and slides will be available on AutoZone’s website.  In addition, a replay of the call will be available by dialing (203) 369-1211 through Tuesday, September 25, 2018, at 11:59 p.m. (EDT).

This release includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”).  These non-GAAP measures include adjustments to reflect adjusted EPS, adjusted operating profit, adjusted operating, SG&A expenses, adjusted net income, return on invested capital, adjusted debt and adjusted debt to EBITDAR and cash flow before share repurchases. These adjustments include impairment charges and pension termination charges. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company’s comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP.  Management targets the Company’s capital structure in order to maintain its investment grade credit ratings and manages cash flows available for share repurchase by monitoring cash flows before share repurchases, as shown on the attached tables.  The Company believes this is important information for the management of its debt levels and share repurchases.  We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release are forward-looking statements.  Forward-looking statements typically use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate.

These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: product demand; energy prices; weather; competition; credit market conditions; access to available and feasible financing; the impact of recessionary conditions; consumer debt levels; changes in laws or regulations; war and the prospect of war, including terrorist activity; inflation; the ability to hire and retain qualified employees; construction delays; the compromising of the confidentiality, availability, or integrity of information, including cyber attacks; and raw material costs of our suppliers.

Certain of these risks are discussed in more detail in the “Risk Factors” section contained in Item 1A under Part 1 of the Annual Report on Form 10-K for the year ended August 26, 2017, and these Risk Factors should be read carefully. Forward-looking statements are not guarantees of future performance and actual results; developments and business decisions may differ from those contemplated by such forward-looking statements, and events described above and in the “Risk Factors” could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may materially differ from anticipated results.

Contact Information:
Financial: Brian Campbell at (901) 495-7005, brian.campbell@autozone.com
Media: Ray Pohlman at (866) 966-3017, ray.pohlman@autozone.com

AutoZone's 4th Quarter Highlights - Fiscal 2018

Condensed Consolidated Statements of Operations
4th Quarter, FY2018
(in thousands, except per share data)
	GAAP Results
	16 Weeks Ended	16 Weeks Ended
	August 25, 2018 (2)	August 26, 2017

Net sales	$3,558,769	$3,512,605
Cost of sales	1,650,890	1,658,480
Gross profit	1,907,879	1,854,125
Operating, SG&A expenses	1,316,640	1,146,497
Operating profit (EBIT)	591,239	707,628
Interest expense, net	54,340	51,401
Income before taxes	536,899	656,227
Income taxes (1)	136,617	222,328
Net income	$400,282	$433,899
Net income per share:
Basic	$15.27	$15.52
Diluted	$15.02	$15.27
Weighted average shares outstanding:
Basic	26,212	27,963
Diluted	26,649	28,424

(1) The Company's effective tax rate was 25.4% for the 16 Weeks Ended August 25, 2018 and 33.9% for the comparable prior year period.
(2) The 16 Weeks Ended August 25, 2018 were negatively impacted by the pension termination charges of $130.3MM (pre-tax).

Fiscal 2018
(in thousands, except per share data)	GAAP Results
	52 Weeks Ended	52 Weeks Ended
	August 25, 2018 (2)	August 26, 2017

Net sales	$11,221,077	$10,888,676
Cost of sales	5,247,331	5,149,056
Gross profit	5,973,746	5,739,620
Operating, SG&A expenses	4,162,890	3,659,551
Operating profit (EBIT)	1,810,856	2,080,069
Interest expense, net	174,527	154,580
Income before taxes	1,636,329	1,925,489
Income taxes (1)	298,793	644,620
Net income	$1,337,536	$1,280,869
Net income per share:
Basic	$49.59	$45.05
Diluted	$48.77	$44.07
Weighted average shares outstanding:
Basic	26,970	28,430
Diluted	27,424	29,065

(1) The Company's effective tax rate was 18.3% for the 52 Weeks Ended August 25, 2018 and 33.5% for the comparable prior year period.
(2) The year ended August 25, 2018 was negatively impacted by the pension termination charges of $130.3MM (pre-tax) recognized in the fourth quarter and asset impairments of $193.2MM (pre-tax) recognized in the second quarter of fiscal 2018.

GAAP Reconciliations
(in thousands, except per share data)

Adjusted operating, SG&A expenses	16 Weeks Ended	16 Weeks Ended
	August 25, 2018	August 26, 2017
GAAP operating, SG&A expenses	$1,316,640	$1,146,497
Adjustments:
Pension termination charges	(130,263)	-

Adjusted operating, SG&A expenses	$1,186,377	$1,146,497

Adjusted operating profit	16 Weeks Ended	16 Weeks Ended
	August 25, 2018	August 26, 2017
GAAP operating profit (EBIT)	$591,239	$707,628
Adjustments:
Pension termination charges	130,263	-

Adjusted operating profit	$721,502	$707,628

Adjusted net income	16 Weeks Ended	16 Weeks Ended
	August 25, 2018	August 26, 2017
GAAP net income	$400,282	$433,899
Adjustments:
Pension termination charges, net of $36.6MM income tax benefit	93,685	-

Adjusted net income	$493,967	$433,899

Adjusted EPS	16 Weeks Ended	16 Weeks Ended
	August 25, 2018	August 26, 2017
GAAP diluted earnings per share	$15.02	$15.27
Adjustments:
Pension termination charges, net of $36.6MM income tax benefit	3.52	-

Adjusted diluted earnings per share	$18.54	$15.27

Selected Balance Sheet Information
(in thousands)
	August 25, 2018	August 26, 2017
Cash and cash equivalents	$217,824	$293,270
Merchandise inventories	3,943,670	3,882,086
Current assets	4,635,869	4,611,255
Property and equipment, net	4,218,400	4,031,018
Total assets	9,346,980	9,259,781
Accounts payable	4,409,372	4,168,940
Current liabilities	5,028,681	4,766,301
Total debt	5,005,930	5,081,238
Stockholders' deficit	(1,520,355)	(1,428,377)
Working capital	(392,812)	(155,046)

Condensed Consolidated Statements of Operations

	Adjusted Debt / EBITDAR (Trailing 4 Qtrs)
	(in thousands, except adjusted debt to EBITDAR ratio)
		August 25, 2018	August 26, 2017
	Net income	$1,337,536	$1,280,869
Add:	Impairment before tax impact	193,162	-
	Pension termination charges before tax impact	130,263	-
	Interest	174,527	154,580
	Taxes	298,793	644,620
	Adjusted EBIT	2,134,281	2,080,069

Add:	Depreciation and amortization	345,084	323,051
	Rent expense	315,580	302,928
	Share-based expense	43,674	38,244
	EBITDAR	$2,838,619	$2,744,292

	Debt	$5,005,930	$5,081,238
	Capital lease obligations	154,303	150,456
	Add: Rent x 6	1,893,480	1,817,568
	Adjusted debt	$7,053,713	$7,049,262

	Adjusted debt to EBITDAR	2.5	2.6

	Selected Cash Flow Information
	(in thousands)
		16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
		August 25, 2018	August 26, 2017	August 25, 2018	August 26, 2017
	Depreciation and amortization	$107,993	$103,063	$345,084	$323,051
	Capital spending	194,640	195,898	521,788	553,832

	Cash flow before share repurchases:
	Increase/(decrease) in cash and cash equivalents	$(562)	$66,129	$(75,446)	$103,536
	Less (decrease)/increase in debt	49,800	(73,100)	(79,800)	157,600
	Add back share repurchases	664,858	227,466	1,592,013	1,071,649
	Cash flow before share repurchases and changes in debt	$614,496	$366,695	$1,596,367	$1,017,585

	Other Selected Financial Information
	(in thousands, except ROIC)
		August 25, 2018	August 26, 2017
	Cumulative share repurchases ($ since fiscal 1998)	$19,418,311	$17,826,298
	Remaining share repurchase authorization ($)	231,689	823,702

	Cumulative share repurchases (shares since fiscal 1998)	144,688	142,290

	Shares outstanding, end of quarter	25,742	27,833

		Trailing 4 Quarters
		August 25, 2018	August 26, 2017
	Net income	$1,337,536	$1,280,869
	Adjustments:
	Impairment before tax impact	193,162	-
	Pension termination charges before tax impact	130,263	-
	Interest expense	174,527	154,580
	Rent expense	315,580	302,928
	Tax effect*	(211,806)	(153,265)
	Deferred tax liabilities, net of repatriation tax	(132,113)	-
	After-tax return	$1,807,149	$1,585,112

	Average debt**	5,013,678	5,061,502
	Average stockholders' deficit**	(1,433,196)	(1,730,559)
Add:	Rent x 6	1,893,480	1,817,568
	Average capital lease obligations**	156,198	150,066
	Pre-tax invested capital	$5,630,160	$5,298,577

	Return on Invested Capital (ROIC)	32.1%	29.9%

*	Effective tax rate over trailing four quarters ended August 25, 2018 is 24.2% for impairment, 28.1% for pension termination and 26.2% for interest and rent expense. Effective tax rate over trailing four quarters ended August 26, 2017 was 33.5%.

**	All averages are computed based on trailing 5 quarter balances.

AutoZone's 4th Quarter Fiscal 2018
Selected Operating Highlights
Condensed Consolidated Statements of Operations

Location Count & Square Footage

	16 Weeks Ended		16 Weeks Ended		52 Weeks Ended		52 Weeks Ended
	August 25, 2018		August 26, 2017		August 25, 2018		August 26, 2017
AutoZone Domestic stores (Domestic):
Store count:
Beginning domestic stores	5,540		5,381		5,465		5,297
Stores opened	78		84		155		168
Stores closed	-		-		2		-
Ending domestic stores	5,618		5,465		5,618		5,465

Relocated stores	4		1		7		5

Stores with commercial programs	4,741		4,592		4,741		4,592

Square footage (in thousands)	36,746		35,713		36,746		35,713

AutoZone Mexico stores:
Stores opened	28		25		40		41
Total stores in Mexico	564		524		564		524

AutoZone Brazil stores:
Stores opened	4		5		6		6
Total stores in Brazil	20		14		20		14

Total AutoZone stores	6,202		6,003		6,202		6,003
Square footage (in thousands)	41,066		39,684		41,066		39,684
Square footage per store	6,621		6,611		6,621		6,611

IMC branches:
Branches	-		-		26		-
Branches sold	-		-		(26)		-
Total IMC branches	-		26		-		26

Total locations chainwide	6,202		6,029		6,202		6,029

Sales Statistics
($ in thousands, except sales per average square foot)
	16 Weeks Ended		16 Weeks Ended		Trailing 4 Quarters		Trailing 4 Quarters
Total AutoZone Parts (Domestic, Mexico and Brazil)	August 25, 2018		August 26, 2017		August 25, 2018		August 26, 2017
Sales per average store	$569		$562		$1,778		$1,756
Sales per average square foot	$86		$85		$269		$266

Total Auto Parts (Domestic, Mexico, Brazil and IMC)
Total auto parts sales	$3,499,313		$3,397,460		$10,951,498	(1)	$10,523,272
% Increase vs. LY	3.0%		3.5%		4.1%		2.6%

Domestic Commercial
Total domestic commercial sales	$731,834		$672,479		$2,214,208		$2,062,812
% Increase vs. LY	8.8%		5.9%		7.3%		5.7%

All Other (ALLDATA, E-Commerce and AutoAnything)
All other sales	$59,456		$115,145		$269,579	(2)	$365,404
% Increase vs. LY	(48.4%)		(0.8%)		(26.2%)		(2.4%)

(1)	Results include IMC, which was sold during the third quarter of fiscal 2018 (effective April 4, 2018).
(2)	Results include AutoAnything, which was sold during the third quarter of fiscal 2018 (effective February 26, 2018).

	16 Weeks Ended		16 Weeks Ended		52 Weeks Ended		52 Weeks Ended
	August 25, 2018		August 26, 2017		August 25, 2018		August 26, 2017
Domestic same store sales	2.2%		1.0%		1.8%		0.5%

Inventory Statistics (Total Locations)
	as of		as of
	August 25, 2018		August 26, 2017
Accounts payable/inventory	111.8%		107.4%

($ in thousands)
Inventory	$3,943,670		$3,882,086
Inventory per location	636		644
Net inventory (net of payables)	(465,702)		(286,854)
Net inventory/per location	(75)		(48)

	Trailing 5 Quarters
	August 25, 2018		August 26, 2017
Inventory turns	1.3	x	1.4	x